Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Date:	January 20, 2006 8:00 A.M. (ET)
Contact:	Terry L. Hester
Chief Financial Officer
(229) 426-6002

Colony Bankcorp, Inc. Announces Fourth Quarter Results

FITZGERALD, GA., January 20, 2006 — Colony Bankcorp, Inc. (Nasdaq: CBAN), today reported record quarterly net income of $2,305,000 for the fourth quarter of 2005, up 10.82 percent from fourth quarter 2004 net income of $2,080,000. Diluted earnings per share for the fourth quarter of 2005 was $0.32 per share compared to $0.29 per share for the same year ago period or an increase of 10.34 percent. Annualized return on assets for the quarter was 0.84 percent and return on equity excluding FASB 115 accounting effect was 13.40 percent, compared to 0.84 percent and 13.47 percent for the same year ago period, respectively. Net interest margin was up slightly from 3.79 percent for fourth quarter 2005 compared to 3.77 percent for fourth quarter 2004.

Net income of $8,977,000 for calendar year 2005 also resulted in record earnings, up 11.25 percent from 2004 net income of $8,069,000. Diluted earnings per share for 2005 was $1.25 per share compared to $1.13 per share for the same year ago period or an increase of 10.62 percent. Annualized return on assets for 2005 was 0.87 percent and return on equity excluding FASB 115 accounting effect was 13.59 percent, compared to 0.86 percent and 13.64 percent for the same year ago period, respectively. Net interest margin remained flat at 3.81 percent for both YTD periods.

Total assets increased 11.05 percent to $1,107,791,000 on December 31, 2005 from $997,591,000 a year ago. Net loans increased 10.33 percent to $848,053,000 on December 31, 2005 from $768,632,000 a year ago. Total deposits increased 11.06 percent to $944,364,000 on December 31, 2005 from $850,329,000 a year ago. Shareholders’ equity on December 31, 2005 was $68,128,000 and equaled 6.15 percent of total assets.

The ratio of non-performing assets to loans and other real estate on December 31, 2005 was 1.25 percent as compared to 1.27 percent on December 31, 2004. The fourth quarter 2005 provisions for loan losses were $742,000 compared to $760,000 for the same period in 2004, while year to date provisions for loan losses were $3,444,000 and $3,469,000 for 2005 and 2004, respectively. Net charge-offs for the quarter were 0.08 percent of average loans, down from 0.11 percent for the fourth quarter of 2004 and net charge-offs for 2005 were 0.33 percent, up from 0.27 percent for the same period a year ago. The loan loss reserve of $10,762,000 on December 31, 2005 was 1.25 percent of total loans, which provided coverage of 125.21 percent of non-performing loans and 99.97 percent of non-performing assets, compared to 113.66 percent and 100.76 percent on December 31, 2004, respectively.

During the quarter the board of directors increased the quarterly cash dividend to $0.075 per share compared to $0.072 per share in the third quarter of 2005 and to the cash dividend of $0.066 split-adjusted per share in the fourth quarter of 2004. The fourth quarter dividend payment represents an increase of 13.64 percent over the dividend payment in fourth quarter 2004.

In December, the company announced the election of Al D. Ross as President and Chief Executive Officer to replace retiring Chief Executive Officer James D. Minix. Mr. Ross joined the wholly owned subsidiary Colony Bank Southeast in 1998. He has served as CEO of Colony Bank Southeast, Chairman of Georgia

First Mortgage Company, Chief Credit Officer of Colony Bankcorp and was elected President and Chief Operating Officer of Colony Bankcorp in December 2004. The retirement of Mr. Minix caps a forty-five year banking career. During his tenure as CEO of Colony, total assets increased from $247 million in June of 1994 to $1.108 billion on December 31, 2005. The entire Board of Directors wishes Dan many quality years of well deserved retirement.

Colony Bankcorp, Inc. is a multi-bank holding company headquartered in Fitzgerald, Georgia that consists of the following subsidiaries: Colony Bank of Fitzgerald, Colony Bank Wilcox, Colony Bank Ashburn, Colony Bank of Dodge County, Colony Bank Worth, Colony Bank Southeast, Colony Bank Quitman, FSB, Georgia First Mortgage Company and Colony Management Services, Inc. The Company conducts a general full service commercial, consumer and mortgage banking business through twenty-eight offices located in the Central and South Georgia cities of Fitzgerald, Warner Robins, Ashburn, Leesburg, Cordele, Albany, Thomaston, Columbus, Sylvester, Tifton, Moultrie, Douglas, Broxton, Savannah, Eastman, Chester, Soperton, Rochelle, Pitts, Quitman and Valdosta, Georgia.

Colony Bankcorp, Inc. Common Stock is quoted on the Nasdaq National Market under the symbol “CBAN”.

Certain statements contained in the preceding release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified. In addition, certain statements may be contained in the Company’s future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statement of plans and objectives of Colony Bankcorp, Inc. or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes”, “anticipates”, “expects”, “intends”, “targeted” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Forward-looking statements speak only as of the date on which such statements are made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on these forward-looking statements.

COLONY BANKCORP, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	QUARTER ENDED		YEAR-TO-DATE
EARNINGS SUMMARY	12/31/05	12/31/04	12/31/05	12/31/04
Net Interest Income	$9,791	$8,771	$37,154	$33,547
Provision for Loan Losses	742	760	3,444	3,469
Non-interest Income	1,577	1,653	6,385	6,424
Non-interest Expense	7,068	6,507	26,309	24,271	(3)
Income Taxes	1,253	1,077	4,809	4,162
Net Income	2,305	2,080	8,977	8,069
Operating Income	2,305	2,080	8,977	8,089

COLONY BANKCORP, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	QUARTER ENDED		YEAR-TO-DATE
PER SHARE SUMMARY (2)	12/31/05	12/31/04	12/31/05	12/31/04
Common Shares Outstanding	7,181,320	7,172,928	7,181,320	7,172,928
Weighted Average Diluted Shares	7,169,269	7,164,169	7,171,688	7,157,633
Net Income Per Weighted Average Diluted Shares	$0.32	$0.29	$1.25	$1.13
Operating Income Per Weighted Average Diluted Shares	$0.32	$0.29	$1.25	$1.13
Dividends Declared Per Share	$0.075	$0.066	$0.285	$0.252

	QUARTER ENDED		YEAR-TO-DATE
OPERATING RATIOS (1)	12/31/05	12/31/04	12/31/05	12/31/04
Net Interest Margin (a)	3.79%	3.77%	3.81%	3.81%
Return on Average Assets Based on Net Income	0.84%	0.84%	0.87%	0.86%
Return on Average Assets Based on Operating Income	0.84%	0.84%	0.87%	0.86%
Return on Average Equity Based on Net Income(b)	13.40%	13.47%	13.59%	13.64%
Return on Average Equity Based on Operating Income(b)	13.40%	13.47%	13.59%	13.68%
Efficiency (c)	61.86%	62.08%	60.11%	60.25%

	QUARTER ENDED
ENDING BALANCES (2)	12/31/05	12/31/04

Total Assets	$1,107,791	$997,591
Loans Held for Sale	0	1,190
Loans, Net of Reserves	848,053	768,632
Allowance for Loan Losses	10,762	10,012
Intangible Assets	2,932	3,047
Deposits	944,364	850,329
Stockholders’ Equity	68,128	61,763
Book Value Per Share	$9.49	$8.61
Tangible Book Value Per Share	$9.08	$8.19
Shareholders’ Equity to Total Assets	6.15%	6.19%

(1)	Annualized.
(2)	All Per Share Data has been adjusted to reflect 5-for-4 stock split effective May 16, 2005.
(3)	Includes loss on sale of securities of ($31) YTD 2004.
(a)	Computed using fully taxable-equivalent net income.
(b)	Excludes FASB 115 accounting effect
(c)	Computed by dividing non-interest expense by the sum of fully taxable-equivalent net interest income and non-interest income and excluding any security gains/losses.

COLONY BANKCORP, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	QUARTER ENDED		YEAR-TO-DATE
AVERAGE BALANCES	12/31/05	12/31/04	12/31/05	12/31/04

Total Assets	$1,097,134	$990,246	$1,034,777	$938,283
Loans, Net of Reserves	841,488	768,862	809,166	723,182
Deposits	934,709	842,643	878,109	795,505
Stockholders’ Equity	67,590	61,447	65,146	59,038

	QUARTER ENDED		YEAR-TO-DATE
ASSET QUALITY	12/31/05	12/31/04	12/31/05	12/31/04

Nonperforming Loans	$8,595	$8,809	$8,595	$8,809
Nonperforming Assets	10,765	9,936	10,765	9,936
Net Loan Chg-offs (Recoveries)	643	862	2,694	1,973
Reserve for Loan Loss to Gross Loans	1.25%	1.29%	1.25%	1.29%
Reserve for Loan Loss to Non-performing Loans	125.21%	113.66%	125.21%	113.66%
Reserve for Loan Loss to Non-performing Assets	99.97%	100.76%	99.97%	100.76%
Net Loan Chg-offs (Recoveries) to Avg. Gross Loans	0.08%	0.11%	0.33%	0.27%
Nonperforming Loans to Gross Loans	1.00%	1.13%	1.00%	1.13%
Nonperforming Assets to Total Assets	0.97%	1.00%	0.97%	1.00%
Nonperforming Assets to Loans and Other Real Estate	1.25%	1.27%	1.25%	1.27%

Quarterly Comparative Data (in thousands, except per share data)

	4Q2005	3Q2005	2Q2005	1Q2005	4Q2004
Assets	$1,107,791	$1,063,211	$1,018,095	$995,826	$997,591
Loans	848,053	831,493	817,687	788,232	768,632
Deposits	944,364	900,731	859,390	845,753	850,329
Equity	68,128	66,893	65,257	62,784	61,763
Net Income	2,305	2,251	2,247	2,174	2,080
Net Income Per Share (2)	0.32	0.31	0.31	0.30	0.29
Dividends Declared Per Share (2)	0.075	0.072	0.07	0.068	0.066

Key Performance Ratios	4Q2005	3Q2005	2Q2005	1Q2005	4Q2004
Return on Assets	0.84%	0.87%	0.89%	0.87%	0.84%
Return on Equity*	13.40%	13.43%	13.77%	13.76%	13.47%
Equity/Assets	6.15%	6.29%	6.41%	6.30%	6.19%
Net Interest Margin	3.79%	3.82%	3.88%	3.77%	3.77%

*	Excludes FASB 115 Accounting Effect
(2)	All per share data has been adjusted to reflect 5-for-4 stock split effective May 16, 2005.

Consolidated Balance Sheets Colony Bankcorp, Inc.

(in thousands)

	Dec. 31, 2005	Dec. 31, 2004
	(unaudited)	(audited)
ASSETS
Cash and Cash Equivalents
Cash and Due from Banks	$21,606	$20,950
Federal Funds Sold	57,456	43,997

	79,062	64,947

Interest-Bearing Deposits	1,635	3,229
Investment Securities
Available for Sale, at Fair Value	124,246	112,512
Held for Maturity, at Cost (Fair Value of $79 and $81, Respectively)	79	81

	124,325	112,593

Federal Home Loan Bank Stock, at Cost	5,034	4,479
Loans Held for Sale	0	1,190
Loans	859,117	778,680
Allowance for Loan Losses	(10,762)	(10,012)
Unearned Interest and Fees	(302)	(36)

	848,053	768,632

Premises and Equipment	25,676	21,824
Other Real Estate	2,170	1,127
Goodwill	2,412	2,412
Intangible Assets	520	635
Other Assets	18,904	16,523

Total Assets	$1,107,791	$997,591

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits
Noninterest-Bearing	$78,778	$68,169
Interest-Bearing	865,586	782,160

	944,364	850,329

Borrowed Money
Subordinated Debentures	19,074	19,074
Other Borrowed Money	70,226	61,450

	89,300	80,524

Other Liabilities	5,999	4,975

Stockholders’ Equity
Common Stock, Par Value $1, Authorized 20,000,000 Shares, Issued 7,181,320 and 5,738,343 Shares as of December 31, 2005 and December 31, 2004, Respectively	7,181	5,738
Paid in Capital	24,000	23,713
Retained Earnings	38,602	33,119
Restricted Stock- Unearned Compensation	(302)	(210)
Accumulated Other Comprehensive Income, Net of Taxes	(1,353)	(597)

	68,128	61,763

Total Liabilities and Stockholders’ Equity	$1,107,791	$997,591

Consolidated Statements of Income Colony Bankcorp, Inc.

(in thousands except per share data)

	Quarter Three Months Ended		Year-to-Date Twelve Months Ended
	12/31/05	12/31/04	12/31/05	12/31/04
	(unaudited)	(unaudited)	(unaudited)	(audited)
Interest Income
Loans, including fees	$16,130	$12,740	$58,309	$47,503
Federal Funds Sold	597	192	1,266	419
Deposits with Other Banks	29	16	86	75
Investment Securities
U.S. Treasury & Federal Agencies	993	847	3,413	3,288
State, County and Municipal	63	55	241	284
Corporate Obligations/ Other Investments	40	30	142	252
Dividends on Other Investments	41	22	177	109

	17,893	13,902	63,634	51,930

Interest Expense
Deposits	7,059	4,301	22,590	15,174
Federal Funds Purchased	1	1	16	5
Borrowed Money	691	573	2,605	2,366
Subordinated Debentures	351	256	1,269	838

	8,102	5,131	26,480	18,383

Net Interest Income	9,791	8,771	37,154	33,547
Provision for Loan Losses	742	760	3,444	3,469

Net Interest Income After Provisions for Loan Losses	9,049	8,011	33,710	30,078

Noninterest Income
Service Charges on Deposits	1,071	1,063	4,128	4,233
Other Service Charges, Commissions, Fees	169	135	708	548
Mortgage Banking Income	174	161	727	984
Other Income	163	294	822	659

	1,577	1,653	6,385	6,424

Noninterest Expense
Salaries and Employee Benefits	3,674	3,161	14,128	12,594
Occupancy and Equipment	959	925	3,778	3,531
Security Losses, net	0	0	0	31
Other Operating Expenses	2,435	2,421	8,403	8,115

	7,068	6,507	26,309	24,271

Income Before Income Taxes	3,558	3,157	13,786	12,231
Income Taxes	1,253	1,077	4,809	4,162

Net Income	$2,305	$2,080	$8,977	$8,069

Net Income Per Share of Common Stock
Basic	$0.32	$0.29	$1.26	$1.13

Diluted	$0.32	$0.29	$1.25	$1.13

Weighted Average Basic Shares Outstanding	7,143,741	7,134,804	7,143,741	7,131,028

Weighted Average Diluted Shares Outstanding	7,169,269	7,164,169	7,171,688	7,157,633

Per Share Data has been adjusted to reflect 5-for-4 stock split effective May 16, 2005.